SECURITIES AND EXCHANGE COMMISSION

                        Washington, D.C.  20549

                               FORM 8-K

                            CURRENT REPORT

                 Pursuant to Section 13 or 15d of the

                  Securities and Exchange Act of 1934


                      ---------------------------

                   Date of Report (Date of earliest
                   event reported) January 10, 2000



                            WLR Foods, Inc.
        (Exact name of Registrant as specified in its charter)

      Virginia              0-17060               54-1295923
     (State of         (Commission File      (IRS Employer Iden-
   Incorporation)           Number)             tification No.)


                    P.O. Box 7000         22815
                    Broadway, Virginia  (Zip Code)
               (Address of Principal executive offices)


                            (540) 896-7001
                    (Registrant's telephone number,
                         including area code)

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Item 5.   Other Events

Keith E. Alessi resigned as a director of the Company effective
January 10, 2000. The resignation did not involve a disagreement with the Company on any matter relating to the Company's operation, policies or practices, but was due to the demand on his time from his job and other commitments. Mr. Alessi had served on the Company's Board since September, 1998.





                               SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                               WLR FOODS, INC.



__January 18, 2000__        By:__/s/ Dale S. Lam__
        Date                   Dale S. Lam
                               Chief Financial Officer and
                               Vice President of Finance

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